Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AstraZeneca PLC of our report dated 6 February 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AstraZeneca PLC’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
2 February 2026

1